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                                   EXHIBIT 99

                                 PRESS RELEASE

                                                          FOR IMMEDIATE RELEASE
                                               For more information: Susan Hoff
                                                            VP - Corp Comm & IR
                                                                 (612) 947-2443
                                                              shoff@bestbuy.com

                     BEST BUY ANNOUNCES 2-FOR-1 STOCK SPLIT

MINNEAPOLIS, FEBRUARY 22, 1999 - Best Buy Co., Inc. (NYSE: BBY) announced today that at the regularly scheduled meeting on Friday, February 19, 1999, the Company's Board of Directors approved a 2-for-1 stock split payable in the form of a 100% stock dividend.

Shareholders of record on Thursday, March 4, 1999, will receive one additional share for each share held, to be issued Thursday, March 18, 1999. This is the sixth split since Best Buy went public in 1985. The last split, also a 2-for-1, was in May 1998.

"We believe the Board's approval of the stock split communicates a high level of confidence in the Company and its long-term prospects," said Best Buy's Founder, Chairman and CEO Richard M. Schulze.

Statements made in this news release, other than those concerning historical financial information, should be considered forward looking and subject to various risks and uncertainties. Such forward-looking statements are based on management's beliefs and assumptions regarding information currently available, and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those expressed in the forward-looking statements. Factors that could cause results to vary include, among others, those identified in the Company's filings with the Securities and Exchange Commission. The Company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

Founded in 1966, Best Buy Co., Inc. (NYSE: BBY) is the nation's largest volume specialty retailer of name-brand consumer electronics, personal computers, entertainment software and appliances. The Company is ranked 199 on the Fortune 500 with annual revenues of $9 billion. Best Buy operates 311 stores in 36 states and its common stock is traded on the New York Stock Exchange, symbol BBY. Visit the Company's Web site at www.bestbuy.com for more information.

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